                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED
                                   BY-LAWS OF
                        CELL ROBOTICS INTERNATIONAL, INC.

                                    ARTICLE I

         Section 1. The following paragraphs contain provisions for the regulation and management of Cell Robotics International, Inc., a Colorado corporation.

         Section 2. In the event that there is a conflict between a provision of these By-Laws and a mandatory provision of the Amended and Restated Articles of Incorporation of this corporation, then said mandatory provision of the Articles of Incorporation of this corporation shall control.

                                   ARTICLE II

                                PLACE OF BUSINESS

         Section 1. The registered office of the corporation, which shall also be the principal office of said corporation, shall be 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado. This designation shall be without prejudice to the power and right of the corporation to conduct and transact any of its affairs or business in other cities, states, territories, countries, or places.

         Section 2. The registered agent of the corporation in the State of Colorado shall be Corporate Stock Transfer.

         Section 3. The registered office and registered agent of the corporation may be changed from time to time in the manner prescribed by law without amending these By-Laws.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Number. The officers of this corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including one or more Vice Presidents, and, if desired, a Chief Executive Officer, as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold any two of said offices (except the same person shall not be both President and Vice President or President and Secretary), but no such officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws or by a resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers.

         Section 2. Election, Term of Office and Qualifications. The officers of this corporation shall be chosen annually by the Board of Directors. Each officer, except such officer as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold his office until his successors shall have been removed in the manner hereinafter provided.

         Section 3. Subordinate Officers. The Board of Directors may appoint such other officers to hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers.

         Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Such removal shall be by vote of a majority of the whole Board of Directors at a regular meeting or a special meeting of the Board of Directors called for this purpose.

         Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors; and shall have general supervision over the affairs of the corporation and over the other officers.

         Section 7. President. The President shall be the chief operating officer of the corporation. The President shall perform all duties incident to the office of the President; shall sign all stock certificates and written contracts of the corporation; and shall perform all such other duties as are assigned to him from time to time by resolution of the Board of Directors or the Chief Executive Officer.

         Section 8. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to, all of the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. Secretary. The secretary shall be sworn to the faithful discharge of his duty. He shall:

         a. Keep the minutes of the meetings of the shareholders and of the Board of Directors in books provided for that purpose;

         b. See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

         c. Be custodian of the records and of the seal of the corporation and see that such seal is affixed to all stock certificates prior to their issue and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws.

         d. Have charge of the stock books of the corporation and keep or cause to be kept the stock and transfer books in such manner as to show at any time the amount of the stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record; and exhibit during the usual business hours of the corporation to any director, upon application, the original or duplicate stock ledger;

         e. Sign with the President, or a Vice President, certificates of stock of the corporation;

         f. See that the books, reports, statements, certificates, and all other documents and records of the corporation required by law are properly kept and filed;

         g. In general, perform all duties incident to the office of Secretary and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

         Section 10.       Treasurer. The Treasurer shall:

         a. Have charge and custody of, and be responsible for, all funds and securities of the corporation;

         b. From time to time render a statement of the condition of the finances of the corporation at the request of the Board of Directors;

         c. Receive and give receipt for monies due and payable to the corporation from any source whatsoever;

         d. In general, perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors or by the President

         Section 11. Salaries. Salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                                   ARTICLE IV

                                    DIRECTORS

         Section 1. General Powers. The business and affairs of this corporation and the management thereof shall be vested in a Board of Directors consisting of not less than three (3) nor more than ten (10) members, except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three (3) shareholders.

         Section 2. Number and qualification. The number of directors of this corporation shall be not less than three (3) and not more than ten (10) except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three (3) shareholders. The number of directors may be increased from time to time within the limits stated above by the action of the majority or the whole Board of Directors but the number of directors may thereafter be decreased only by the stockholders of the corporation at an annual or special meeting thereof. Otherwise, the number of directors may be increased or decreased by amendment of these By-Laws. Directors shall be elected for a term of one (1) year and shall serve until the election and qualification of their successors, unless they sooner resign. At the first annual meeting of the stockholders and at each annual meeting thereafter, the stockholders shall so elect directors to hold office until the next succeeding annual meeting. The directors need not be residents of the State of Colorado or stockholders of the corporation.

         Section 3. Executive Committee. The Board of Directors by resolution passed by a majority of the whole Board may designate two or more of their number to constitute an executive committee, which shall have and exercise, subject to limitations if any, as may be prescribed herein or by resolution of the Board of Directors, the powers of the Board of Directors and the management of the business and affairs of the corporation; provided such executive committee shall act only at such times as the Board of Directors is not in session and in no event to the exclusion of the Board of Directors at any time to act as a Board upon any business of the corporation.

         Section 4. Vacancy. Any director may resign at any time by giving written notice to the President or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative majority vote of the whole Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director chosen to fill a position resulting from a vacancy or an increase in the number of directors shall hold office until the next annual meeting of stockholders.

         Section 5. Removal. Any director may be removed from office, either with or without cause, at any time, and another person may be elected to his place, to serve for the remainder of his term, at any special meeting of shareholders called for that purpose, by a majority of all of the shares of stock outstanding and entitled to vote. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.

         Section 6. Meetings. The regular meeting of the Board of Directors shall be held immediately following the annual shareholder's meeting. The Board of Directors shall meet at such other time or times as they may from time to time determine.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

         Section 8. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Colorado as the Board may from time to time determine, or, with respect to its meetings, as shall be specified or fixed in respective notices or waivers of notice of such meetings.

         Section 9. Special Meetings: Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by two of the directors. Notice of the time and place of holding said special meeting of the Board of Directors shall be given to each director by either (i) registered mail, return receipt requested, deposited in the mail at least ten (10) days prior to the date of said special meeting, or (ii) guaranteed overnight delivery by a nationally-used courier service at least three (3) days prior to the date of said special meeting, or (iii) by telex or facsimile copy sent at least forty-eight (48) hours prior to the time and date of such special meeting. Attendance of a director at such special meeting shall constitute a waiver of notice of such special meeting, except where a director attends the meeting for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 10. Presence of Meetings. Members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

         Section 11. Quorum and Manner of Acting. A majority of the members of the Board of Directors shall form a quorum for the transaction of business at any regular or special meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the vote of a lesser number is required for a specific act by the Articles of Incorporation, or by another provision of these By-Laws, then that lesser number shall govern. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.

         Section 12. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 13. Election of Officers. At the first meeting of the Board of Directors after the annual election, the President, Vice President, and Secretary and Treasurer shall be elected to serve for the ensuing year and until the election of their respective successors, and an executive committee may be elected. Election shall be by ballot, and the majority of the votes cast shall be necessary to elect. Any vacancies that occur may be filled by the Board of Directors for the unexpired term. An officer may be removed at any time by the majority vote of the directors present at any regular or special meeting of said Board of Directors at which a quorum is present. The Board of Directors shall have the power to fill officer vacancies, create new officer positions, and adjust salaries of officers as said Board from time to time shall deem necessary, all in accordance with the Articles of Incorporation.

         Section 14. Reporting. At each annual stockholder's meeting, the directors shall submit a statement of business done during the preceding year, together with a report of the general financial condition of the corporation, and of the condition of its tangible property.

                                    ARTICLE V

                                BOOKS AND RECORDS

         Section 1. The corporation shall keep either within or without the State of Colorado, complete books and records of account and shall keep minutes of the proceedings of its stockholders and the Board of Directors.

         Section 2. The corporation shall keep at its registered office or principal place of business, a record of its stockholders, giving the names and addresses of all of the stockholders and the number and class of the shares held by each.

         Section 3. The books, records of account, financial statements and other documents of the corporation shall be available to such persons who have been designated by law as having a right thereto, and said books, records of account, financial statements and documents shall be made available to such persons in the manner and in accordance with the procedures established by law.

                                   ARTICLE VI

                                      STOCK

         Section 1. Authorization. The authorized shares of stock of the corporation shall be as provided by the Amended and Restated Articles of Incorporation.

         Section 2. Certificate of Shares. The shares of stock of the corporation shall be represented by certificates signed by the Chief Executive Officer, President or the Vice President and the Secretary or an assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Section 3. Issuance of Certificates. Each certificate representing shares shall state upon the face of same that the corporation is organized under the laws of the State of Colorado, the name of the person to whom the certificate is issued, the number and class of shares, and the designation of the series, if any, which such certificate represents. No certificate shall be issued for any shares until such shares are fully paid and when issued shall bear the notation that the certificate is issued as a fully paid and non-assessable certificate of stock.

         Section 4. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of shares shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

         Section 5. Transfer Agent. The secretary of the corporation shall act as transfer agent of the certificates representing the shares of the corporation. The Secretary shall maintain a stock transfer book, the stubs in which shall set forth, among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. The names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or to pay over or transfer dividends or other property or rights, to a name and address other than the name and address appearing on the stub of the stock transfer book.

         The Board of Directors may at its discretion, appoint instead of the secretary of the corporation, one or more transfer agents, registrars and agents outside the corporation for making payment upon any class of stock, bond, debenture, or other security of the corporation. Such agents and registrars may be located either within or outside the State of Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

         Section 6. Fractional Shares. The corporation may, but shall not be obliged to, issue a certificate for a fractional share, and by action by its Board of Directors, may issue in lieu thereof scrip in register or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregated to a full share. The rights and obligations of persons holding said fractional shares or scrip shall be as are contained in any applicable provision of these By-Laws, Articles of Incorporation, or laws of the State of Colorado.

         Section 7. Treasury Shares. Treasury shares of stock shall be held by the corporation subject to the disposal of the Board of Directors and shall neither vote nor participate in dividends.

         Section 8. Lien. The corporation shall have a first lien on all shares of its stock and upon all dividends declared upon same for any indebtedness of the respective holders thereof of the corporation.

         Section 9 Lost Certificates. In cases of loss or destruction of a certificate of stock, no new certificates shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and, at the election of a majority of the Board of Directors, upon giving satisfactory security by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked "Duplicate" on its face.

         Section 10. Consideration and Payment for Shares. Shares having a par value shall be issued for such consideration, expressed in dollars but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

                                   ARTICLE VII

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The regular meeting of the shareholders of the corporation shall be held at a time and place to be designated by the President, Vice President, or the Board of Directors, provided, however, that whenever such day shall fall upon a Sunday or a legal holiday, the meeting shall be held on the next succeeding business day. At the regular annual meeting of the shareholders, the directors for the ensuing year shall be elected. The officers of the corporation shall present their annual reports and the Secretary shall have on file for inspection and reference, an authentic list of the stockholders, giving the amount of stock held by each as shown by the stock books of the corporation ten (10) days before the annual meeting.

         Section 2. Special Meeting. Special meetings of the shareholders may be called at any time by the President, any member of the Board of Directors, or by the holders of not less than ten (10%) percent of all of the shares entitled to vote at said special meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. If a special meeting shall be called otherwise than by the Board of Directors, the place of meeting shall be the principal office of the corporation.

         Section 3. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally, or by mail, by or at the discretion of the President, the Secretary, or the director or the person calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mails and addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 4. Closing Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shares for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of such shareholders, such date in any case to be not more than fifty (50) days and in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, or shareholders entitled to receive payment of a dividend, the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such a determination shall apply to any adjournment thereof. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of shareholders entitled to vote at any such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list for a period of ten
(10) days prior to such meeting, shall be kept on file at the principal office of the corporation. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 5. Election of Directors. At each annual meeting of the shareholders of the corporation, the directors shall be elected who shall serve until their successors are duly elected and qualified, unless they sooner resign. Election of directors shall be by such of the shareholders as attend the annual meeting, either in person or by proxy, provided that if the majority of stock is not represented, said meeting may be adjourned by the shareholders present for a period not exceeding sixty (60) days at any one adjournment. At each election of directors, cumulative voting shall not be allowed.

         Section 6. Quorum. A majority of the outstanding stock exclusive of treasury stock, shall be necessary to constitute a quorum at meetings of the shareholders. If a quorum is present at any meeting, a majority of the stock represented there shall decide any question which is brought before such meeting, except in those cases where it is otherwise provided by law. In the absence of a quorum, those present may adjourn the meeting from day to day but not exceeding sixty (60) days.

         Section 7. Proxies. Any shareholder entitled to vote may be represented at any regular or special meeting of the shareholders by a duly executed proxy.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

         Section 1. Directors and Officers. Unless otherwise provided by law, whenever any notice is required to be given to any director or officer of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 2. Shareholders. No notice of time, place or purpose of any annual, regular, or special meeting of the shareholders need be given if all shareholders of record on the date said meeting is held waives such notice in writing either before or after the regular, or special meeting of the shareholders, such meeting shall be deemed to have been legally and duly called, noticed, held, and conducted.

                                   ARTICLE IX

                            ACTION WITHOUT A MEETING

         Section 1. Any action required by the laws of the State of Colorado, the Articles of Incorporation, or by these By-Laws, to be taken at a meeting of the directors or stockholders of this corporation, or any action which may be taken at a meeting of the directors or stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors or stockholders, and may be stated as such in any Articles or documents filed with the Secretary of State under the law of the State of Colorado.

                                    ARTICLE X

                      CONTRACT, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. A11 checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE XI

                            EXECUTION OF INSTRUMENTS

         Section 1. Execution of Instruments. The President shall have power to execute on behalf and in the name of the corporation any deed, contract bond, debenture, note or other obligations or evidences or indebtedness, or proxy, or other instrument requiring the signature of an officer of the corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         Section 2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the corporation in any of its depositories shall be signed by such of its officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the corporation shall, for the purposes of deposit, discount or collection, be endorsed by such officers or agents of the corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE XII

                         LOANS TO DIRECTORS AND OFFICERS

         Loans to employees or officers of the corporation, guarantees of their obligations or other similar assistance to these employees or officers (except those employees or officers who are directors of the corporation), shall be contracted on behalf of the corporation only upon the specific authorization of the Board of Directors of the corporation. Unless otherwise provided in the Articles of Incorporation, loans to directors, guarantees of their obligations, or other similar assistance to the directors shall be contracted on behalf of the corporation only upon the specific authorization of the Board of Directors and the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the corporation which are entitled to vote for directors. No such loans or guarantees shall be secured by the shares of this corporation.

                                  ARTICLE XIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1.        As used in this Article:

         a. "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         b. "Director" means an individual who is or was a director of a corporation and an individual who, while a director of a corporation is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

         c.       "Expenses" includes attorney fees.

         d. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

         e. "Official capacity", when used with respect to a director, means the office of director in the corporation, and, when used with respect to an individual other than a director, means the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

         f. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         g. "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Section 2.

         a. Except as provided in paragraph (d) of this Section 2, the corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if:

                  (I)      He conducted himself in good faith;

                  (II)     He reasonably believed:

                           A.       In the case of conduct in his official
capacity with the corporation, that his conduct was in the corporation's best interests; or

                           B.       In all other cases, that his conduct was at
least not opposed to the corporation's best interests; and

                  (III) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         b. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of sub-subparagraph (b) of subparagraph (II) of paragraph (a) of this Section 2. A director's conduct with respect to an employee benefit plan for a purpose that he did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (I) of paragraph (a) of this Section 2.

         c. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo con tendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.

         d.       The corporation may not indemnify a director under this
Section 2 either:

                  (I) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (II) In connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         e. Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


         Section 3. The corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

         Section 4. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

         a. If it determines the director is entitled to mandatory indemnification under subsection (3) of this section, the court shall order indemnification in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

         b. If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in paragraph (a) of section 2 of this Article or was adjudged liable in the circumstances described in paragraph
(d) of section 2 of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph (d) of Section 2 of this Article is limited to reasonable expenses incurred.

         Section 5.        The corporation may not indemnify a director under
Section 2 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in paragraph (a) of said subsection.

         b.       The determination required to be made by paragraph (a) of this
Section 5 shall be made:

                  (I) By the board of directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

                  (II) If a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         c. If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 5, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) of this Section 5 shall be made:

                  (I) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in subparagraph
(I) or (II) of paragraph (b) of this Section 5 or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board; or

                  (II)     By the shareholders.

         d. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

         Section 6. The corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

                  (I) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (I) of paragraph (a) of Section 2 of this Article;

                  (II) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct; and

                  (III) A determination is made that the facts then known to those making the determination would not preclude indemnification under this
Section 6.

         b. The undertaking required by subparagraph (II) of paragraph (a) of this Section 6 shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         Section 7.

         a. An officer of the corporation who is not a director is entitled to mandatory indemnification pursuant to Section 3 of this Article and is entitled to apply for court-ordered indemnification pursuant to section 4 of this Article in each case to the same extent as a director;

         b.       The corporation may indemnify and advance expenses pursuant to
Section 6 of this Article to an officer, employee, or agent of the corporation who is not a director to the same extent as a director; and

         c. The corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation who is not a director to a greater extent if consistent with law and if provided for by resolution of its shareholders or directors, or in a contract.

         Section 8. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 9. Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the words "Corporate Seal".

         Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

         Section 3. Amendments. Subject to repeal or change by action of the shareholders, the Board of Directors shall have the power to alter, amend, or repeal the by-laws of the corporation and to make and adopt new by-laws at any regular meeting of the Board or at any special meeting called for that purpose.

         Section 4. Dividends. The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.